                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/


Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                                 PROGROUP, INC.

- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 PRO GROUP LOGO

                                 PROGROUP, INC.
                            6201 MOUNTAIN VIEW ROAD
                           OOLTEWAH, TENNESSEE 37363


                                 June 14, 1996


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of ProGroup, Inc. to be held at 10:00 a.m., Monday, July 15, 1996, at the offices of the Company, 6201 Mountain View Road, Ooltewah, Tennessee 37363. At the meeting, you will be asked to elect nine directors to serve on the Board of Directors for the ensuing year, to approve an amendment to the Company's Charter to formally change the corporate name of the Company from ProGroup, Inc. to The Arnold Palmer Golf Company, to ratify the appointment of Arthur Andersen LLP as independent public accountants for the upcoming fiscal year and to transact such other business as may properly come before the meeting or any adjournment thereof.

     Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the meeting in person, we urge you to sign, date and mail the enclosed proxy card promptly in the accompanying postage prepaid envelope. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                                           Sincerely,

                                           /s/ JOHN T. LUPTON

                                           JOHN T. LUPTON
                                           Chairman and Chief Executive Officer

                                 PROGROUP, INC.
                            6201 MOUNTAIN VIEW ROAD
                           OOLTEWAH, TENNESSEE 37363
                             ---------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 15, 1996
                             ---------------------

To the Shareholders of ProGroup, Inc.:

     The Annual Meeting of Shareholders of ProGroup, Inc. (the "Company") will be held at 10:00 a.m., Monday, July 15, 1996, at the offices of the Company at 6201 Mountain View Road, Ooltewah, Tennessee 37363, for the following purposes:

          1. To elect nine Directors for the ensuing year;

          2. To approve an amendment to the Company's Charter to formally change the corporate name of the Company from ProGroup, Inc. to The Arnold Palmer Golf Company;

          3. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the upcoming fiscal year; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on May 24, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     A copy of the ProGroup, Inc. Annual Report for the 1996 fiscal year is being mailed to shareholders with this Notice and Proxy Statement.

     Whether or not you plan to attend the meeting, please mark, date and sign the accompanying proxy and promptly return it in the enclosed envelope. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                                           By Order of the Board of Directors

                                           GEORGE H. NICHOLS
                                           President and Chief Operating Officer


June 14, 1996

Ooltewah, Tennessee

                                 PROGROUP, INC.
                            6201 MOUNTAIN VIEW ROAD
                           OOLTEWAH, TENNESSEE 37363
                             ---------------------
                                PROXY STATEMENT
                             ---------------------


     This proxy statement is being mailed to shareholders of ProGroup, Inc., a Tennessee corporation (the "Company"), on or about June 14, 1996 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at 10:00 a.m. on Monday, July 15, 1996, at the offices of the Company at 6201 Mountain View Road, Ooltewah, Tennessee 37363.


                            SOLICITATION OF PROXIES

     The Company will bear the cost of solicitation of proxies and will reimburse brokers, custodians, nominees and fiduciaries for their reasonable expenses in sending solicitation material to the beneficial owners of the Company's shares. In addition to soliciting proxies through the mail, proxies may also be solicited by officers and employees of the Company by telephone or otherwise.

     Granting a proxy does not preclude the right of the person giving the proxy to vote in person, and a person may revoke his or her proxy at any time before it has been exercised, by giving written notice to the Company, by delivering a later dated proxy or by voting in person at the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock, $.50 par value (the "Common Stock") which are entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote, whether present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

     On all matters submitted to a vote of the shareholders at the Annual Meeting or any adjournment(s) thereof, each shareholder will be entitled to one vote for each share of Common Stock owned of record at the close of business on May 24, 1996.

     Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any adjournment(s) thereof in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted according to the recommendations of the Board of Directors as stated on the proxy.

     Management knows of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     On May 24, 1996, the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting, the Company had issued and outstanding and entitled to vote 2,826,805 shares of Common Stock. The Company has no shares of Preferred Stock issued and outstanding. The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of May 24, 1996, except as otherwise noted, with respect to (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock, (ii) each director and nominee, (iii) the Chief Executive Officer, the former Chief Executive Officer of the Company and the four other most highly compensated executive officers who earned in excess of $100,000 during the 1996 fiscal year, and (iv) all directors and executive officers as a group:



                                                                   AMOUNT AND NATURE OF     PERCENT OF
                    NAME OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP(1)    CLASS(2)
- - ----------------------------------------------------------------  -----------------------   ----------
DIRECTORS AND NOMINEES
Arthur P. Becker(3).............................................           235,013              7.9
Robert H. Caldwell..............................................            12,500             *
David S. Gonzenbach.............................................               315             *
James L. E. Hill................................................             3,000             *
Richard J. Horton...............................................               500(4)          *
John T. Lupton(5)...............................................         1,349,939             36.8
Russell B. Newton, III..........................................           115,000(6)           4.1
George H. Nichols...............................................               200             *
Arnold D. Palmer(7).............................................           344,445(8)          11.8
EXECUTIVE OFFICERS
Frederick J. Frazier, III.......................................            10,000             *
W. Ryland Dooley, III(9)........................................                 0             *
Raymond W. Pilgrim(10)..........................................                 0             *
5% OR MORE SHAREHOLDERS
C. C. Wang(11)..................................................           498,500(12)         15.6
Richard E. Wenz(13).............................................           240,392              8.0
All Executive Officers and Directors as a group (15 persons)....         2,100,774             53.7


- - ---------------

   * Less than 1.0% of the Common Stock.
 (1) Includes the following number of shares subject to purchase pursuant to options that are exercisable within 60 days of March 2, 1996 under the Company's Amended and Restated Employee Incentive Stock Option Plan or the 1992 Stock Option Plan: Mr. Becker -- 135,013 shares; Mr. Frazier -- 10,000 shares; Mr. Wenz -- 165,392 shares; and all executive officers and directors as a group -- 155,013 shares. Also includes the following numbers of shares subject to purchase pursuant to the exercise of warrants that are exercisable within 60 days of March 2, 1996: Mr. Lupton -- 840,000 shares; Mr. Palmer -- 90,000 shares; and all executive officers and directors as a group -- 930,000 shares.
 (2) For the purpose of computing the percentage of outstanding shares owned by each beneficial owner, the shares issuable pursuant to presently exercisable stock options or warrants held by such beneficial owner are deemed to be outstanding. Such options are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.
 (3) The address of this beneficial owner is 345 Park Avenue South, New York, New York 10010.
 (4) Includes 500 shares held in a trust for the benefit of Mr. Horton's child, as to which shares Mr. Horton disclaims beneficial ownership.
 (5) The address for this beneficial owner is 702 Tallan Building, Two Union Square, Chattanooga, Tennessee 37402.

 (6) Includes 100,000 shares owned by Russell B. Newton, Jr. Irrevocable Trust, as to which shares Mr. Newton, III has investment authority as president of Timucuan Asset Management. Mr. Newton, III disclaims beneficial ownership of these shares.
 (7) The address of this beneficial owner is P.O. Box 52, Youngstown, Pennsylvania 15696.
 (8) Includes 90,000 warrants exercisable within 60 days of March 2, 1996 held by Arnold Palmer Enterprises, Inc., a company in which Mr. Palmer is the majority shareholder.
 (9) Mr. Dooley resigned as Chief Operating Officer of the Company on June 5, 1995.

(10) Mr. Pilgrim resigned as Vice President -- Operations of the Company on September 22, 1995.


(11) The address for this beneficial owner is 600 Third Avenue, New York, New York 10016.


(12) Includes 118,500 shares and 360,000 warrants exercisable within 60 days of March 2, 1996, held by the Wang Group, Inc., an investment company wholly-owned by Mr. Wang, and 20,000 shares held by U.S. Summit Corporation, an investment company controlled by Mr. Wang. This information is based solely upon a Schedule 13D filed by Mr. Wang on July 29, 1994, an Amendment No. 1 to Schedule 13D filed on November 14, 1994 and an Amendment No. 2 to Schedule 13D on December 29, 1994.


(13) The address for this beneficial owner is believed to be 1293 Old Mill Lane, Elk Grove Village, Illinois 60007.


                       PROPOSAL 1:  ELECTION OF DIRECTORS


     The Board of Directors currently consists of nine members. John P. Murray, Jr., formerly a director of the Company, resigned from the Board of Directors on October 13, 1995. Messrs. Horton and Nichols were each elected to the Board of Directors since the date of the 1995 Annual Meeting of Shareholders. All directors hold their positions until the next annual meeting of shareholders or until their successors are elected and duly qualified. Executive officers of the Company are appointed annually by the Board of Directors and serve at the Board's discretion.



     If any nominee for election as a director is unable to serve, which the Board of Directors does not anticipate, the persons named in the proxy may vote for another person in accordance with their judgment. All of the nominees have previously served as directors of the Company.


     The names and ages of the nominees, their principal occupations or employment during the past five years and other data regarding them, based upon information received from them, are as follows:

NOMINEES FOR DIRECTORSHIPS

                     NAME                    AGE            PRINCIPAL OCCUPATION
    ---------------------------------------  ---   ---------------------------------------
    Arthur P. Becker.......................  45    From 1993 to present, Chairman and
                                                     Chief Executive Officer of BNOX, Inc.,
                                                     a sports accessory company, and from
                                                     1988 to 1993, Associate Director of
                                                     Bear Stearns & Co., Inc., an
                                                     investment bank, and a private
                                                     investor; Chairman of the Board of
                                                     the Company from February, 1992 to
                                                     March, 1995, Chief Executive Officer
                                                     of the Company from September, 1994
                                                     to March, 1995 and a Director of the
                                                     Company since February, 1992.

                     NAME                    AGE            PRINCIPAL OCCUPATION
    ---------------------------------------  ---   ---------------------------------------
    Robert H. Caldwell.....................  71    Self-employed investment counselor;
                                                     Member of the Board of Trustees of the
                                                     University of Chattanooga Foundation
                                                     since 1970; Member, National
                                                     Executive Committee of the Alexis de
                                                     Tocqueville Society of the United Way
                                                     since 1986; Director of Siskin
                                                     Hospital for Rehabilitation; Director
                                                     of the Company since 1964.
    David S. Gonzenbach....................  42    From 1988 to present, executive
                                                     officer, and from 1994 to present,
                                                     Chief Financial Executive of The
                                                     Lupton Company, LLC, a private
                                                     investment company; a Director of the
                                                     Company since January, 1995.
    James L. E. Hill.......................  60    From March, 1995 to present, President
                                                     and Chief Executive Officer of The
                                                     Lupton Company, LLC, a private
                                                     investment company; from 1993 to
                                                     1995, President, and from 1992 to
                                                     1993, Executive Vice President of the
                                                     Tennessee Aquarium, a non-profit
                                                     charitable and educational
                                                     organization; from 1991 to 1992, an
                                                     executive officer of Dixie Yarns,
                                                     Inc.; a Director of the Company since
                                                     March, 1995.
    Richard J. Horton......................  46    From 1973 to present, Executive
                                                     Director and Chief Executive Officer of
                                                     the Tennessee Section of the
                                                     Professional Golf Association of
                                                     America and the Tennessee Golf
                                                     Association; from 1990 to present,
                                                     President and Chief Executive Officer
                                                     of the Tennessee Golf Foundation; a
                                                     Director of the Company since
                                                     February, 1996.
    John T. Lupton.........................  69    Private investor; from 1977 to 1986,
                                                     Chairman of JTL Corp., a soft-drink
                                                     bottling company; a Director of the
                                                     Company since January, 1995, and
                                                     Chairman and Chief Executive Officer
                                                     since March, 1995.
    Russell B. Newton, III.................  42    From 1982 to present, Chairman and,
                                                     since 1985, President of Gulf Utility
                                                     Company; President of RBN Company, a
                                                     consulting service company; from 1990
                                                     to present, President of Timucuan
                                                     Asset Management, a registered
                                                     investment adviser; Director of the
                                                     Company since February, 1992.

                     NAME                    AGE            PRINCIPAL OCCUPATION
    ---------------------------------------  ---   ---------------------------------------
    George H. Nichols......................  56    From 1991 to 1995, Chairman, President
                                                     and Chief Executive Officer of Square
                                                     Two Golf, Inc.; President and Chief
                                                     Operating Officer of the Company
                                                     since January, 1996; Director of the
                                                     Company since February, 1996.
    Arnold D. Palmer.......................  66    Professional golfer; President of
                                                     Arnold Palmer Enterprises, Inc.;
                                                     Director of the Company from 1972 to
                                                     1990 and since February, 1992.

DIRECTORS' MEETINGS

     The Board of Directors held eight meetings during the fiscal year ended March 2, 1996. Each director attended in person or by telephone more than 75% of the total of meetings of the Board during the tenure of such director.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established an Executive Committee. The functions of the Executive Committee are to exercise the powers of the Board of Directors, to the extent legally permissible, between meetings of the full Board of Directors. Messrs. Lupton, Hill and Gonzenbach serve as the members of the Executive Committee. The Executive Committee meets periodically.

     The Executive Committee also serves in the role of an Audit Committee for the Company. Consequently, the Executive Committee meets with the independent public accountants of the Company, reviews the audit plan for the Company, reviews the annual audit of the Company with the accountants, together with any other reports or recommendations made by the accountants, and recommends whether the auditors should be continued as auditors for the Company. The Executive Committee is also to review with the auditors for the Company the adequacy of the Company's internal controls and to perform such other duties as shall be delegated to the Committee by the Board of Directors.

     In addition, the Executive Committee fulfills the functions of a Compensation Committee for the Board of Directors. The Executive Committee thus recommends to the Board of Directors policies and plans concerning the salaries, bonuses and other compensation of the senior executives of the Company, including reviewing the salaries of the senior executives; recommending bonuses, stock options and other forms of additional compensation for them; establishing and reviewing policies regarding management perquisites and performing such other duties as shall be delegated to the Committee by the Board.

DIRECTOR COMPENSATION

     Directors who receive no other compensation from the Company receive a fee of $1,000 for each board meeting attended in person.

CERTAIN TRANSACTIONS

     As of March 1, 1992, the Company entered into a license agreement (the "License Agreement") with Arnold Palmer Enterprises, Inc. ("Enterprises"), pursuant to which the Company obtained a license to use the name, likeness and endorsement of Arnold Palmer ("Palmer") in connection with the advertisement, promotion and sale of golf clubs, bags, balls, gloves and other products. The License Agreement expands the scope of the Palmer license previously utilized by the Company. In exchange for the grant of the license, the Company pays Enterprises as a royalty a specified percentage of net sales of each different product category. The Company also pays a minimum annual royalty regardless of the royalty amount determined as a percentage of product sales. The License Agreement also sets forth the manner in which the Company and

Enterprises divide sub-licensing royalties. The Company believes the License Agreement significantly enhances its advertisement, promotion and sale of golf equipment. The License Agreement has been amended to extend its term through March 1, 2007, clarify certain provisions and grant the Company certain rights with regard to the use of the name "The Arnold Palmer Golf Company" as more fully set forth below.



     On March 17, 1995, the Company entered a $4,000,000 revolving credit facility (the "Facility") with Mr. Lupton, secured by a second lien on all of the Company's assets. The Facility earned interest at a floating rate equal to the prime rate plus 2%, and matured on December 31, 1995. At Mr. Lupton's election, the loan was to be repaid in the Company's shares, based on a conversion price of $7.75 per share, which was the Company's closing price for its Common Stock on March 15, 1995. For each incremental $100,000 in principal outstanding under the Facility, Mr. Lupton was to be issued 3,750 shares of the Company's common stock, up to a maximum of 150,000 shares. Under the terms of this Facility, Mr. Lupton was issued 80,625 shares.


     As additional consideration for the Facility, all 390,000 stock purchase warrants granted to Mr. Lupton in January 1995 were deemed immediately vested. The exercise price of all of these warrants will be subject to adjustment based on fluctuations in the trading price of the common stock of the Company. Under the reset provision, the reset price on the warrants shall be the greater of $5.00 per share or the average trading price of the Company's common stock for any successive period of four calendar weeks commencing on March 13, 1995 until the date of exercise. The Company received an opinion from an investment banking firm that the terms of the transaction with Mr. Lupton were fair to the shareholders from a financial point of view.

REPORTING SECURITIES TRANSACTIONS


     Under the federal securities laws, the Company's directors, officers and persons holding more than 10% of the Company's Common Stock are required to report, within specified monthly and annual due dates, their initial ownership of Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interest therein, if and to the extent reportable events occur which require reporting by such due dates. The Company is required to describe in this proxy statement whether, to its knowledge, any person required to file such a report may have failed to do so in a timely manner. In this regard, all of the Company's directors and officers are believed to have satisfied such filing requirements in full, except that Mr. Nichols inadvertently failed to file in a timely fashion a Form 3 upon his appointment as President and Chief Operating Officer of the Company, which omission was corrected in a filing on March 5, 1996, and Messrs. Frazier and Kirby inadvertently failed to file a timely Form 3 upon their respective appointments as executive officers of the Company, which omissions were corrected in filings on May 24, 1996.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth information concerning compensation paid or accrued for the past three fiscal years to the Chief Executive Officer, the former Chief Executive Officer of the Company and the four other most highly compensated executive officers who earned in excess of $100,000 during the 1996 fiscal year.

                           SUMMARY COMPENSATION TABLE


                                                                                LONG-TERM
                                          ANNUAL COMPENSATION      OTHER       COMPENSATION
                                 FISCAL   -------------------      ANNUAL        OPTIONS/      ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR     SALARY    BONUS(1)   COMPENSATION     SARS(#)      COMPENSATION
- - -------------------------------  ------   --------   --------   ------------   ------------   ------------
John T. Lupton.................   1996    $      0   $      0       $  0               --       $  3,000(2)
  Chairman and Chief Executive
  Officer
George H. Nichols..............   1996      29,168          0          0          200,000         29,168(3)
  President and Chief Operating
  Officer
Frederick J. Frazier, III......   1996     100,888          0          0           15,000              0
  Vice President -- Golf Club     1995      97,194          0          0               --              0
  Division                        1994      53,250          0          0           15,000(4)           0
Arthur P. Becker(5)............   1996           0          0          0               --          3,000(6)
  Former Chairman and Chief       1995           0          0          0               --         47,917(7)
  Executive Officer
W. Ryland Dooley, III (8)......   1996      99,997    100,000          0               --              0
  Former Chief Operating          1995      86,410          0          0               --              0
  Officer
Raymond W. Pilgrim(9)..........   1996     130,000     25,000          0               --              0
  Former Vice President --        1995      47,308          0          0               --              0
  Operations


- - ---------------


(1) Bonuses are accrued at the end of the fiscal year based on predetermined Company performance objectives and paid, after recommendation by the Executive Committee and approval by the Board of Directors, in the following fiscal year.

(2) Represents directors fees paid to the named individual.
(3) Represents payments by the Company to Mr. Nichols under a consulting arrangement prior to his official employment with the Company on January 1, 1996.
(4) 10,000 of the options granted to Mr. Frazier in July, 1993 were cancelled in March, 1995.
(5) Mr. Becker resigned as Chairman and Chief Executive Officer of the Company on March 9, 1995. Mr. Becker remains a Director of the Company.
(6) Represents directors fees paid to the named individual.
(7) Represents payments to Mr. Becker under the terms of an agreement under which the Company agreed to pay an annual retainer of $50,000 in monthly installments for so long as Mr. Becker served as Chairman of the Board of Directors.
(8) Mr. Dooley resigned as Chief Operating Officer of the Company on June 5,
     1995.

(9) Mr. Pilgrim resigned as Vice President -- Operations of the Company on September 22, 1995.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's Amended and Restated ProGroup Employee Incentive Stock Option Plan to the Chief Executive Officer, the former Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company during the fiscal year ended March 2, 1996:

                       OPTIONS/GRANTS IN LAST FISCAL YEAR


                                                                                            POTENTIAL
                                                                                           REALIZABLE
                                                                                        VALUE AT ASSUMED
                                                   PERCENT                                   ANNUAL
                                                   OF TOTAL                              RATES OF STOCK
                                                   OPTIONS                                    PRICE
                                                  GRANTED TO   EXERCISE                 APPRECIATION FOR
                                                  EMPLOYEES    OR BASE                     OPTION TERM
                                      OPTIONS     IN FISCAL     PRICE     EXPIRATION   -------------------
               NAME                  GRANTED(4)      YEAR       ($/SH)       DATE       5%($)     10%($)
- - -----------------------------------  ----------   ----------   --------   ----------   -------   ---------
John T. Lupton.....................          --        --           --            --        --          --
George H. Nichols..................   200,000(1)     84.7         3.75      1/1/2006   471,671   1,195,307
Frederick J. Frazier, III..........    15,000(1)      6.4        7.625      3/1/2005    71,930     182,284
Arthur P. Becker...................          --        --           --            --        --          --
W. Ryland Dooley, III..............          --        --           --            --        --          --
Raymond W. Pilgrim.................          --        --           --            --        --          --


- - ---------------


(1) One-third of the options become exercisable on each of the first three anniversary dates of the grant.


OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the named executives concerning the exercise of options during the last fiscal year and unexercised options held as of March 2, 1996:

                    AGGREGATED EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                                        NUMBER OF           VALUE OF
                                                                       UNEXERCISED        UNEXERCISED
                                                                       OPTIONS AT         IN-THE-MONEY
                                            SHARES                      FY-END(#)     OPTIONS AT FY-END($)
                                          ACQUIRED ON      VALUE      EXERCISABLE/        EXERCISABLE/
                  NAME                    EXERCISE(#)   REALIZED($)   UNEXERCISABLE      UNEXERCISABLE
- - ----------------------------------------  -----------   -----------   -------------   --------------------
John T. Lupton..........................       0             0                    0                 0
George H. Nichols.......................       0             0            0/200,000         0/300,000
Frederick J. Frazier, III...............       0             0              5,000/0               0/0
                                                                       5,000/10,000               0/0
Arthur P. Becker........................       0             0                    0                 0
W. Ryland Dooley, III...................       0             0                    0                 0
Raymond W. Pilgrim......................       0             0                    0                 0


RETIREMENT PLAN


     Prior to December 31, 1993, substantially all full-time salaried employees of the Company who had completed one credited year of service were eligible to receive benefits under the Company's Salaried Retirement Plan (the "Plan"). During fiscal 1994, the Company curtailed the benefits under the Plan. Under this curtailment, nonunion employees that are not at least age 50 with at least five years of service will accrue no further benefits under the Plan. During fiscal 1994, the Company established a 401(k) profit-sharing plan covering substantially all employees at least 21 years of age with six months of service. The 401(k) plan allows for employees to contribute a portion of their compensation subject to certain limitations. The Company may make discretionary contributions to the 401(k) plan.

AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS



     The Company has entered into an employment agreement with Mr. Nichols as of January 1, 1996, pursuant to which Mr. Nichols is engaged for an initial term of three years to serve as the President and Chief Operating Officer of the Company. Mr. Nichols is to be paid a base salary of $225,000 per annum for each of the three years of his engagement, such amount to be adjusted in the discretion of the Executive Committee of the Company based upon an annual review of Mr. Nichols' performance. Mr. Nichols will also be entitled to an incentive bonus of up to 50 percent of his base salary if the Company achieves annual budgeted pretax earnings as approved by the Board of Directors. Pursuant to the terms of the employment agreement, Mr. Nichols was also awarded options to purchase 200,000 shares of stock of the Company at a price of $3.75 per share with one-third of the options vesting on each of the first three anniversary dates of the grant.



     The employment agreement terminates at the end of the third year unless extended for an additional three-year term by the mutual consent of Mr. Nichols and the Company, and may be earlier terminated upon the death or disability of Mr. Nichols, by the Company with or without cause and by Mr. Nichols upon a change in control of the Company. If the Company terminates Mr. Nichols' employment other than for cause, the Company shall pay to Mr. Nichols his base salary for a period of 18 months after termination and all options previously granted will be deemed to have vested. If Mr. Nichols is terminated for cause, no additional compensation will be paid to Mr. Nichols by the Company and the options previously granted will be deemed forfeited and cancelled.


                 COMPENSATION REPORT OF THE EXECUTIVE COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Executive Committee of the Board of Directors establishes the general compensation policies of the Company and the compensation plans and specific compensation levels for executive officers, and administers the various stock option, management incentive and retirement plans maintained by the Company. The Executive Committee is composed of three independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

EMPLOYEE INCENTIVE STOCK OPTION PLAN

     The Company maintains an Amended and Restated ProGroup Employee Incentive Stock Option Plan ("Incentive Option Plan"), pursuant to which key executive employees are eligible for the grant of incentive options in Common Stock, as an incentive and reward, such grants being determined by the Executive Committee. The aggregate number of shares that may be issued under the Incentive Option Plan is 500,000. As of March 2, 1996, 67,400 shares remained available for future issuance. The option price per share under the Incentive Option Plan cannot be less than the fair market value of the Common Stock at the date of grant and the term of the option cannot exceed 10 years.


REPORT ON REPRICING OF OPTIONS



     In March, 1995, the Company authorized the repricing of certain options issued to Mr. Frazier under the Incentive Option Plan to improve the incentives provided by the options. The repricing was accomplished through the grant of replacement options and the cancellation of options granted in July, 1993. The following table sets forth information with respect to the repricing:



                           TEN-YEAR OPTION REPRICINGS



                                                                                              LENGTH OF
                                                         MARKET                                ORIGINAL
                                                        PRICE OF     EXERCISE                   OPTION
                                           NUMBER OF    STOCK AT     PRICE AT       NEW          TERM
                                            OPTIONS      TIME OF      TIME OF     EXERCISE    REMAINING
                                           REPRICED     REPRICING    REPRICING     PRICE      AT DATE OF
                NAME              DATE        (#)          ($)          ($)         ($)       REPRICING
    ---------------------------- ------    ---------    ---------    ---------    --------    ----------
    Frederick J. Frazier, III... 3/1/95      10,000       7.625        14.25        7.625     8.25 years

EXECUTIVE OFFICER COMPENSATION

     The current Chief Executive Officer of the Company is not an employee of the Company and serves without compensation. The compensation of the Chief Operating Officer (COO) is heavily influenced by Company performance. Major elements of the COO's compensation package are directly tied to Company performance. Incentive awards to the COO are granted on an annual basis to the extent the Company has achieved certain target levels of earnings before taxes and return on net assets set by management and approved by the Board of Directors. In addition, the Company granted 200,000 stock options to the COO under the Incentive Option Plan.

     The Executive Committee has adopted similar policies with respect to compensation of other executive officers of the Company. Using salary survey data from various sources, the committee establishes base salaries that are within the range of salaries for persons holding similarly-responsible positions at other companies. In addition, the committee considers factors such as relative Company performance, the individual's past performance and future potential in establishing the base salaries of executive officers.

     The committee's policy regarding other elements of the compensation package for senior executive officers is similar to that of the COO's in that the annual bonus is tied to achievement of performance targets. In addition to the Company's achievement of targeted earnings before taxes and return on net assets levels as described above, the Executive Committee also considers the executive officer's achievement of individual performance objectives relating to the overall success of the Company, such as increased sales, improved productivity, enhanced operational efficiencies, and other factors which lead to greater overall profitability.


     Submitted by the Executive Committee of the Company's Board of Directors,


                                John T. Lupton, Chairman
                                James L.E. Hill, Member
                                David S. Gonzenbach, Member

                              COMPANY PERFORMANCE

     The following graph shows a comparison of cumulative total returns to shareholders of the Company, assuming reinvestment of dividends, for the five-year period ending at the end of the 1996 fiscal year, with the return from: (i) the NASDAQ Stock Market Total Return Index and (ii) an Index for NASDAQ stocks in Standard Industrial Classification 394 (Toys and Sporting Goods Companies).

                                   [GRAPH]




                                        03/01/91        02/28/92        02/26/93        02/25/94        02/24/95        03/01/96
                                        --------        --------        --------        --------        --------        --------
PROGROUP, INC.                            100.0           149.0           170.9           241.0           122.7            92.0
Nasdaq Stock Market                       100.0           141.5           150.7           176.3           180.2           248.5
 US Companies)
NASDAQ Stocks (SIC 3940-3949              100.0           139.3           125.3           155.5           118.9           111.5
 US Companies) Dolls, Toys,
 Games and Sporting
 and Athletic Goods




                     PROPOSAL 2:  CHANGE OF CORPORATE NAME

     The Board of Directors of the Company has adopted, and is recommending to the shareholders for their approval at the Annual Meeting, a resolution to amend the Company's Restated Charter (the "Charter") to change the corporate name of the Company from "ProGroup, Inc." to "The Arnold Palmer Golf Company." Since January 17, 1996, the Company has been using "The Arnold Palmer Golf Company" as its trade name in all aspects of its business and operations. The amendment of the Charter to change the corporate name is undertaken to ratify the prior use of the trade name by the Company and to formalize the adoption of the new name for its future operations. No other change is proposed to be made to the Company's Charter.

     In the judgment of the Board of Directors, the change of corporate name is desirable to further the identification of the Company with Mr. Palmer, its chief professional endorser and promoter. The name change is in accord with the overall changing character and strategic focus of the Company to develop its strong ties with Mr. Palmer to their fullest potential through collaborative product development and marketing.


     The right to use the name "The Arnold Palmer Golf Company" has been granted to the Company pursuant to the terms of the License Agreement with Enterprises. The License Agreement grants to the Company a non-exclusive worldwide license to use and commercially exploit the name "The Arnold Palmer Golf Company," provided however, that the name of the Company is to immediately revert to "ProGroup, Inc.", without further action on the part of the directors or shareholders of the Company upon the expiration or termination of the License Agreement. Accordingly, the use of the name "The Arnold Palmer Golf Company" as the corporate name of the Company will continue only as long as the License Agreement remains in full force and effect.


     Currently, the License Agreement will expire on March 1, 2007. In addition, the License Agreement will terminate if (i) the Company is adjudicated as insolvent or declares bankruptcy, (ii) at any time the Company is not controlled by Mr. Lupton or an entity controlled by Mr. Lupton, Enterprises reasonably believes the Company is insolvent or having difficulty meeting its financial obligations, (iii) the Company fails to make any payment due to Enterprises and does not rectify such failure within 15 days following receipt of notice of such failure from Enterprises, or (iv) the Company breaches any other material provision of the License Agreement and does not cure such breach within 30 days following receipt of notice of such breach from Enterprises.

     Accordingly, the shareholders are requested to adopt the following resolutions as and for resolutions of the shareholders of the Company:

          RESOLVED, that Part I, Paragraph 1. of the Amended and Restated Charter of the Company be amended to read in its entirety as follows:

             "The name of the corporation is THE ARNOLD PALMER GOLF COMPANY."

        and it is further

          RESOLVED, that upon the expiration or termination of that certain Agreement dated as of March 1, 1992, by and between the Company and Arnold Palmer Enterprises, Inc., as amended, that Part I, Paragraph 1. of the Amended and Restated Charter of the Company shall be amended to read in its entirety as follows:

             "The name of the corporation is PROGROUP, INC."

        and it is further

          RESOLVED, that the appropriate officers of the Company are hereby authorized to do and perform, in the name and on behalf of the Company, all such further actions and to execute and deliver all such further documents and instruments, and to take all such further steps as they may deem to be necessary, advisable, convenient or proper to carry out the intent of these resolutions and to perform fully the provisions of that certain Agreement dated as of March 1, 1992, by and between the Company and

     Arnold Palmer Enterprises, Inc., as amended, as they relate to the corporate name of the Company and any other document or instrument related thereto.

     To be adopted, the resolutions require the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of the Company present and entitled to vote at the Annual Meeting. The Board of Directors of the Company believes that it is in the best interests of the Company and its shareholders to adopt the resolutions to give effect to the proposed amendment to the Charter.

     If the resolutions are adopted, it is the intention of the Company to file the proposed amendment to the Company's Charter as soon as practicable after the date of the Annual Meeting. If the amendment to the Company's Charter is adopted, shareholders will not be required to exchange outstanding stock certificates for new certificates.

     The Board of Directors unanimously recommends a vote "FOR" the approval of the resolutions adopting an amendment to the Company's Charter to change the corporate name of the Company from "ProGroup, Inc." to "The Arnold Palmer Golf Company."

              PROPOSAL 3:  RATIFICATION OF APPOINTMENT OF AUDITORS

     Upon the recommendation of the Executive Committee, the Board of Directors appointed Arthur Andersen LLP, independent public accountants, to serve for the fiscal year ending September 30, 1996. Although shareholder ratification is not required by the Company's Charter or by-laws, or under applicable law, the Board of Directors requests your ratification.

     Representatives of Arthur Andersen LLP will be present at the annual meeting and will be given an opportunity to make a statement, if they desire, and to respond to questions.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Annual Meeting for the fiscal year ended September 30, 1996, must be received by the Company not later than September 1, 1996 for inclusion in its Proxy Statement and form of proxy relating to that meeting. Any such proposals, as well as any questions relating thereto, should be directed to the attention of David J. Kirby, Vice President, The Arnold Palmer Golf Company, 6201 Mountain View Road, Ooltewah, Tennessee 37363.


June 14, 1996

                                                                      APPENDIX A


                                 PROGROUP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 The undersigned shareholder of PROGROUP, INC. appoints George
H. Nichols and A. Alexander Taylor, II, or either of them, proxies, with full power of substitution, to vote at the offices of the Company at 6201 Mountain View Road, Ooltewah, Tennessee at 10:00 a.m., Monday, July 15, 1996, and any adjournment or adjournments thereof, the shares of Common Stock of PROGROUP, INC. which the undersigned is entitled to vote, on all matters that may properly come before the Meeting.

     1.   The election of nine Directors for the ensuing year.

          ___   FOR all nominees listed below        ___  WITHHOLD AUTHORITY
                (except as marked to the contrary)          to vote for all
                                                            nominees listed
                                                            below.

     Nominees:

          Arthur P. Becker, Robert H. Caldwell, David S. Gonzenbach, James L. E. Hill, Richard J. Horton, John T. Lupton,
          Russell B. Newton, III, George H. Nichols, Arnold D. Palmer


     (INSTRUCTION:  To withhold your vote for any individual nominee, write
                                              --------------
that nominee's name in the space provided below.)

     2. To approve the resolutions authorizing an amendment to the Company's Charter to change the corporate name of the Company from "ProGroup, Inc." to "The Arnold Palmer Golf Company."

          ___  FOR               ___  AGAINST             ___  ABSTAIN


_______________________________________________________________________________
                           (Continued on Other Side)

                          (Continued from Other Side)

     3. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending September 30, 1996.

          ___  FOR               ___  AGAINST             ___  ABSTAIN

     4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     You are urged to cast your vote by marking the appropriate boxes. PLEASE NOTE THAT UNLESS A CONTRARY DISPOSITION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.


                                       ___________________________________
                                       (Signature)


                                       ___________________________________
                                       (Signature)

                                       Dated:__________________, 1996

IMPORTANT: Please sign your name or names exactly as shown hereon and date your proxy in the blank space provided above. For joint accounts, each joint owner must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.